UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2010

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts		01824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 3, 2010, Mercury Computer Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter and fiscal year ended June 30, 2010. The Company’s press release is attached as exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Information in Item 2.02 of this Current Report on Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, a non-GAAP financial measure adjusted to exclude certain non-cash and other specified charges, which the Company believes is useful to help investors better understand its past financial performance and future prospects. However, the presentation of adjusted EBITDA is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA financial measure assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses this measure along with the corresponding GAAP financial measure to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 3, 2010, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2010	MERCURY COMPUTER SYSTEMS, INC.

	By:	/S/ ROBERT E. HULT
Robert E. Hult
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 3, 2010, of Mercury Computer Systems, Inc.

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